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                                                                    EXHIBIT 99.1

PROXY


                           TRANSWORLD HEALTHCARE, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [_________, 2002]

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Transworld Healthcare, Inc. (the "Company") hereby appoints each of Timothy M. Aitken and John B. Wynne, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company, to be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 21st Floor, New York, New York 10022 on [_______, 2002] at 10:00 a.m. local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, AND 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT/PROSPECTUS.

                  IMPORTANT: SIGNATURE AND DATE ON REVERSE SIDE



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                        ANNUAL MEETING OF SHAREHOLDERS OF

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                                            TRANSWORLD HEALTHCARE, INC.

                              _______________, 2002
Co. #________________                                                                   Acct. # _______________

                                                 PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

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YOUR CONTROL NUMBER IS: [_________]
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A -      PLEASE  MARK YOUR  VOTES AS IN THIS EXAMPLE
                   FOR all         WITHOUT
                   nominees      AUTHORITY to
                   listed at     vote for all
                  right (except     nominees        PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY  PROMPTLY
                  as marked to      listed at                          USING THE ENCLOSED ENVELOPE
                  the contrary        right
                    below)
2.   Election                                                      NOMINEES: TIMOTHY M. AITKEN
     of             [   ]             [   ]                                  SARAH L. EAMES
     Directors                                                               SCOTT A. SHAY
                                                                             JEFFREY S. PERIS
(INSTRUCTION: To withhold authority to vote for any                          G. RICHARD GREEN
individual nominee, write that nominee's name on the line                    DAVID J. MACFARLANE
set forth below.)                                                            JOHN W. MATTHEWS

-----------------------------

1. Approval of the Reorganization                 FOR     AGAINST    ABSTAIN
   Agreement and the Reorganization.              [ ]       [ ]         [ ]

3. Approval of the proposal to amend the          FOR     AGAINST    ABSTAIN
   Company's Certificate of Incorporation         [ ]       [ ]         [ ]
   and Bylaws to:  (a) change the name of
   the Company to Allied Healthcare
   International Inc.; (b) increase the
   number of authorized shares of capital
   stock we may issue from 40 million
   common shares and 2 million preferred
   shares to 62 million common shares and
   10 million preferred shares; and (c)
   eliminate provisions requiring
   supermajority approval by the Board of
   Directors of the Company for certain
   actions.

4. Adoption of the Transworld Healthcare,         FOR     AGAINST    ABSTAIN
   Inc. 2002 Stock Option Plan.                   [ ]       [ ]         [ ]


5. Ratification of the appointment by             FOR     AGAINST    ABSTAIN
   the Company's Board of Directors of Ernst      [ ]       [ ]         [ ]
   & Young LLP as the Company's independent auditors for the fiscal year ending
   September 30, 2002.



6. In their discretion, the above named           FOR     AGAINST    ABSTAIN
   proxies are authorized to vote in              [ ]       [ ]         [ ]
   accordance with their own judgment
   on such other business as may properly
   come before the Annual Meeting.

      Signature of         Name of Shareholder(s)  Dated:__________, 2002
     Shareholder(s)

NOTE: Please complete, date, sign exactly as name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each holder should sign.

   The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting Statement Prospectus and hereby revokes heretofore given.




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